Exhibit 99.1

Trinity Learning Notes

The Online Newsletter of

Trinity Learning Corporation

August 16, 2005

News:
*Trinity Workplace Learning Extends Contract with U.S. Customs and Border Protection
*Trinity Enters Into Alliance with California College of Health Sciences
*Trinity and Center for Employment Training (CET) Form Strategic Alliance
Features:
*Q & A with Edward Mooney, Co-Founder, President and Chief Learning Officer introducing the Hu-CAP[3] Model, Trinity Learning’s Model for Human Capital Development and the Global Learning Market
*Spotlight on Trinity Workplace Learning’s Healthcare Division
*Keeping Up with the Demands for Homeland Security
CUSTOMER NEWS
Trinity Workplace Learning Extends Contract
With U.S. Customs and Border Protection
Training and Communications Network Renewal to Expand Critical Homeland Security, Emergency Response, and Safety Training to Agency Personnel
Trinity Workplace Learning has announced the $1.4 million renewal and expansion of CBPTV, the satellite-delivered training and communications network for the United States Customs and Border Protection agency (“CBP”). Trinity Workplace Learning now provides CBPTV to personnel at more than five-hundred locations including airports, border crossings, and other transit points. With this renewal, Customs and Border Patrol will be adding new locations and expanding the amount of available training and communications to personnel where they are deployed. Secure delivery of CVPTV at these locations provides a combination of CBP-specific training and communications as well as Trinity Workplace Learning’s Law Enforcement Training Network (LETN).
“We welcome the opportunity to continue our partnership with Customs and Border Protection and recognize the importance of implementing a training and communications network that provides this critical information and innovative training content to such a distributed agency,” said Bill Joiner, president and CEO of Trinity Workplace Learning. “For over 16 years, we have helped members of the public safety sector successfully implement emergency preparedness training solutions. As we build upon our relationship with Customs and Border Protection, we will look forward to applying our knowledge and experience to their goal of ensuring America’s national security and safety.”
For information, contact: Mark Vevera (972) 309-5558; or Mark.Vevera@trinitylearning.com

1

PARTNERSHIP NEWS

Trinity Enters Into Alliance with Independence University
(formerly California College for Health Sciences)
Trinity Learning Corporation (TLC) and Independence University (IU) have entered into a Strategic Alliance Partnership in order to extend offerings for accredited workplace learning in North America. By partnering to co-market existing course offerings and also collaborating to develop new products and services, Trinity Learning and IU will seek to expand market share in workplace learning and continuing professional education, especially in the healthcare industry.
Independence University has been offering degree and professional education programs for over 25 years at a distance. IU is accredited and approved by many prestigious accrediting agencies and organizations, with programs that are evaluated to meet strict accreditation standards. Independence University is accredited by the Accrediting Commission of the Distance Education and Training Council (DETC), and its Respiratory Care programs are accredited by the Commission on Accreditation for Allied Health Education Programs (CAAHEP) in collaboration with the Committee on Accreditation for Respiratory Care (CoARC). IU is the first and only college to offer accredited Respiratory Therapy programs at a distance, which it has been offering for over 25 years. IU is also endorsed by the National Academy of Opticianry (NAO).
The university offers more healthcare distance education programs than any other private accredited college or university, and is a recognized member of the Council for Higher Education Accreditation (“CHEA”). IU offers multiple accreditations including Masters, Bachelors and Associates degrees as well as a number of certificate programs and Continuing Education Units (CEUs). IU’s student demographic includes working adults in healthcare, early childhood education, and business.
Since 1979, IU has been focused on providing blended learning solutions to working adults with the specific mission of directly supporting career advancement. IU focuses on collaboration with highly productive partners to deliver programs using 21st century technologies and processes that accelerate learning, provide excellent student service, and facilitate the success of its students. IU uses a variety of educational mediums such as books; instructor led courses; and online content and learning management systems to provide the most up to date learning methods available. An experienced student-oriented staff is also prepared to assist learners throughout their distance education experience.
In addition to expanding products and services offered to its existing customer base of working professionals in the U.S. healthcare industry, Trinity Learning believes this strategic alliance will enable it to offer accredited degree and continuing professional education programs specifically targeted at the large and growing Hispanic market in North America. IU is continually developing programs to meet the needs of a growing and diverse workforce, and these efforts match the strategic objectives of Trinity Learning’s EducaciònAmericas division.
Please also see the California College of Health Sciences website at: www.cchs.edu

Trinity Learning and Center for Employment Training (CET)
Form Strategic Alliance
Trinity Learning Corporation (“TLC”) and Center for Employment Training (“CET”) have agreed to a strategic alliance partnership to pursue new educational opportunities by jointly developing new course materials and entering new markets by leveraging their educational and training assets. Both entities will also concentrate on developing new classroom and distance learning technologies to foster a greater number of training and employment opportunities for Hispanic and other underserved communities in North America.
CET is one of the nation’s largest, most effective educational and employment training programs, focused on those who need help the most. CET was founded over 20 years ago to provide job training to improve the lives of the neediest members of the community – farm workers, high school dropouts, welfare mothers and immigrants. In that time CET has graduated and found meaningful workforce entry for over 100,000 individuals through. A national network of 31 vocational training centers operating in 11 states, and Washington D.C. serves low-income people by providing them with marketable vocational educational training and supportive services that contribute to economic self-sufficiency.
Trinity Learning and CET seek to mutually develop and offer new products and services that build on each other’s respective strengths and assets in content development, vocational skills, contextualized English-language learning, technology-enabled delivery, competency training and assessment, and job placement.
For more information on CET, please see www.cetweb.org
MANAGEMENT SPOTLIGHT
Q&A with Edward Mooney, Co-Founder, President and Chief Learning Officer of Trinity Learning Corporation
Q. Can you explain the significance of “Trinity” as it relates to your company name and branding?
A. We founded Trinity Learning to be an innovative company in the global education and training industry — unique in both vision and purpose. Since inception, we have sought to be a leader in what we call the “global learning market” comprised of three domains: workplace learning, education, and personal growth. Our logo, of three overlapping triangles colored in the classic Renaissance colors of blue, green and gold associated with the “Three Graces” of Greek mythology — was derived from our earliest graphical representations of these three domains, which until very recently remained distinct as markets:

Workplace Learning
Education
Personal Growth
Executive
Management/ Technical
Blue Collar, Skilled, Semi-Skilled, Industrial,
Post-Secondary
Technical/ Vocational
K-12
Literacy
Health/ Lifestyle
Career Development
Self-Improvement & Motivation
Global Skills/Certification/Degrees/Coursework Database
(Cross Employer/Cross Industry/Cross Border)

Health/Lifestyle Workplace Learning Education Personal Growth Self- Improvement & Motivation Career Development Post-Secondary Technical/ Vocational K-12 Executive Blue Collar, Skilled, Semi-Skilled, Industrial, Management/
Technical Global Skills/Certification/Degrees/Coursework Database (Cross Employer/Cross Industry/Cross Border) Literacy
Q. Why are these not distinct markets any longer?
A. Advances in computing and internet technology, coupled with fundamental changes in the way that people work — with multiple employers and even multiple careers over their working lives — have resulted in an ever-increasing intersection of work, school and home into a unified market best served by a global learning company. Our goal is to be a leader in the global learning market by developing and acquiring products, services and capabilities that allow Trinity Learning to empower enterprises, institutions and individuals to optimize learning to meet their organizational and personal goals.
Q. How has this view of the learning market been put into practice by Trinity Learning?
A. We have utilized our model of the industry to date as a blueprint for our acquisition strategy — as a way to classify merger, acquisition and strategic opportunities. Some opportunities fit within one market segment and have a clear strategic purpose to serve a niche. Other strategic opportunities we have pursued exist due to unmet customer needs between educational institutions and the workplace. We have consistently mapped our vision of Trinity Learning to create a company, over time, large enough and constructed of key assets that would allow us to play a significant role in meeting the planet’s requirements for human capital development over the coming decades.
Q. Has your industry model evolved since inception?
A. We have recently refined our model to reflect both our progress to date in acquiring and developing key assets, and our refined view of global human capital development. In his 1982 autobiography and career summation, Critical Path, R. Buckminster Fuller described the “minimum system of universe” consisting of four points, connected by six lines to create a 3-D pyramid — the elements for a self-enclosed structure that separates everything inside from everything outside. Such a pyramid creates a base and three faces, called “windows” by Fuller. Our proprietary “Hu-CAP3” model of the global learning industry, itself tied to our unique view of the basic elements necessary to create and measure a discrete unit of human capital development, is able to depict a base — which we designate as the “Design” (D1) function underlying all instruction and innovation — and three “windows” into aspects of the global learning market such as:

•	Workplace, Education and Personal Growth;

•	Home, School, and Work;

•	Enterprise, Institutions, and Individuals;

•	Mind, Body, Spirit;
We also acknowledge in our model the basic universal building blocks supporting humanity’s quest for knowledge — the evolving art and science of teaching and instruction, the expanding body of knowledge about the human brain, and mankind’s innate drive for progress. We build on these to identify the critical elements to achieve learning and increase human capital.

Hu-CAP^3 Model
Framework for Human Capital Development
and Global Learning Market
© 2005 Trinity Learning Corporation

Hu
Humanity
P3
Pedagogy
P1
Purpose
P2
Physiology
C3
Certification
A3
Administration
A1
Accreditation
C2
Communication
D1
Design
C1
Content
A2
Assessment

A1. Accreditation - to ascribe or attribute to; affirmation; to provide or send with credentials; to attest that an educational institution or learning organization meets formal requirements of academic excellence, curriculum, facilities; to warrant as authoritative, creditable, or reputable; representing confirmation or ratification of the veracity of a body of knowledge and how it is communicated to learners.

A2. Assessment - evaluations and tests; a method for determining needs; representing a system for determining knowledge attainment and competencies prior to learning, during learning, and post-learning.

A3. Administration - the management and analysis of records, documents, data; representing the functions within organizations to maintain databases of skills and capabilities, and also third-party systems for monitoring and validating skills and capabilities of individuals across multiple employers and providers of educational and training services.

C1. Content - a body of knowledge; that which is to be expressed through some medium, as speech, writing, or any of various arts; the sum of the attributes or notions comprised in a given matter of cognition; representing a concrete unit or specified program of information, understanding or skill that is to be transferred to a learner.

C2. Communication - the act or process of communicating; the imparting or interchange of thoughts, opinions, or information by speech, writing, or signs; passage, or an opportunity or means of passage; representing the various means and methods to achieve learning through the transfer of knowledge to the learner through various interpersonal and electronic media including instructor-led, e-learning, computer-based learning and hybrid methods combining various delivery methods to meet the requirements and needs of a given learner, learning environment, or organizational learning goal.

C3. Certification - a certificate or declaration attesting the completion, truth or accuracy of some statement or event; representing third-party verification of a learning outcome meeting an acceptable standard.

P1. Purpose - an underlying reason for which something exists or is undertaken; an intended or desired result; growth or development; continuous improvement; representing on an individual level human initiative and goal-seeking, and also representing mankind's collective drive for progress in creating higher standards of living through accumulated knowledge.

P2. Physiology - the organic processes or functions in an organism or in any of its parts; representing the human brain, nervous system and all other physical conditions that contribute or limit humans' ability to learn, and the unique characteristics of each individual that create optimal learning styles.

P3. Pedagogy - the art or science of teaching and instructional methods; representing all that is known to date about how people learn.

D1. Design - utilizing fundamental scientific and aesthetic principles to achieve a desired effect; to plan and carry out toward an expected outcome or goal; the arrangement of parts, details, components; representing the art and science of instructional design to create effective knowledge transfer and learning.

Hu. Humanity - all human beings collectively; the human race; representing the evolving physical, emotional, intellectual, and spiritual qualities and conditions that define the character and aspirations of mankind.

Hu-CAP^3 Model
Framework for Human Capital Development
and Global Learning Market
© 2005 Trinity Learning Corporation

Hu
P3
P1
P2
Workplace
A3
A1
C1
A2
Hu
P1
P2
P3
Education
A1
A2
C2
A3
Hu
P2
P3
P1
Personal Growth
A2
A3
C3
A1
Hu
A1
P1
P3
C3
D1 Design
A3
C2
A2

Q. Does the Hu-CAP3 Model imply that your acquisition model has changed?
A. No — we have been consistent since inception about our acquisition and growth strategy. What has changed dramatically over the past few months are the assets we have now integrated to serve the global learning market. We believe that our recent acquisition from Primedia, Inc. of the assets that represent Trinity Workplace Learning in Carrollton, Texas, fulfill the strategic objectives of our development stage — to own and operate nearly all of the key content and communication elements required to sustain the larger company we are building through acquisitions, strategic alliances, and internal growth. A way to think of how this model can guide our business development and customer growth is to think of an enterprise or organization that has one or more of these elements internally, but needs to go outside their organization for content, communications, certification, administration, assessment, etc. These needs, which will vary from client to client, are what allow Trinity Learning to plug our solutions into the customer.

Presently, we have 7,000 customers of various sizes that depend on us to complete their own internal human capital development system. Our goal is to enhance each of our key capabilities to be able to serve the needs of more and more companies, organizations and individuals — and also to provide an increasing number of products and services to existing customers as they come to trust in the quality of our products and people.
Q. What are some of the key assets you acquired from Primedia that you believe can leverage as you seek to grow into a larger company?
A. Clearly, we feel strongly about our capabilities in content creation; communication of that content through a wide variety of electronic media, and in offering professional certification of knowledge transfer and competency based on assessment. We also have a robust IT infrastructure, including “The Academy” — a powerful administrative database for tracking completion of certifications, continuing education credits, courses, and other discrete learning modules. We are working to develop indexes of various human capital initiatives that we can score and track through The Academy. In fact, we think the Hu-CAP3 model can help to define a human capital unit based on effectiveness of learning, with each Hu-CAP unit possibly linked to another. If one thinks of a Harvard or Berkeley undergraduate degree as worth 1 million Hu-CAP units, then every course or bit of learning can be valued relative to such a standard. If it is possible to estimate the number of BTUs of energy to run the global economy 20 years from now, we believe it is possible to generate an estimate of the number of Hu-CAPs required to run the global economy. Our founding vision of a global database of skills, competencies, and capabilities tied to a quantifiable and trackable unit of measurement is coming to fruition through The Academy and through other internal business development.
Q. How will Trinity Learning turn these concepts into products and services for customers?
A. We are here to provide solutions. The largest problem facing employers in the United States, Europe and other industrialized countries over the coming two decades will be the almost complete turnover in the workforce due to the aging and retirement of the Baby Boom generation — replaced with Generations X, Y and beyond that come to the workplace pre-wired for the digital age but needing specific skills and training to be productive employees. On a larger scale, the largest problem for the world right now and over the coming decades is to estimate and then meet the human capital requirements on a global basis to raise the standard of living for people, countries and regions all around the world. Billions, if not trillions of dollars are spent each year around the world to achieve this. We believe there is a way for Trinity Learning to participate in a large and important way to meet global learning demand, customer by customer, as we build a sustainable long-term company and create value for our shareholders.
SPOTLIGHT ON TRINITY WORKPLACE LEARNING’S
HEALTHCARE GROUP
Workplace Learning’s Healthcare Group Changes Name to Trinity Healthforce Learning
Trinity Learning Corporation acquired certain assets of PRIMEDIA Workplace Learning on April 1, 2005. Included in the Healthcare Group of assets were: Health & Sciences Television Network, Joint Commission Satellite Network, Long Term Care Network, Safestart and all online content and capabilities in PRIMEnet. The Healthcare Group, formerly known as PRIMEDIA Healthcare, will officially change its name to Trinity Healthforce Learning on September 1, 2005. All

Accreditation Providership Unit status has been approved under the new name and documentation will begin reflecting the changes September 1, 2005.
Recent business development highlights for Trinity Workplace Learning Healthcare Group include:
JCSN Online Launched in March 2005
Joint Commission Resources, Inc. (JCR), a wholly owned affiliate of Joint Commission on Accreditation of Healthcare Organizations (JCAHO) and Trinity Workplace Learning launched Joint Commission Satellite Network (JCSN) Online — March 17th, 2005. The new online format provides healthcare facilities the same relevant accredited, quality programs that educate healthcare professionals at their convenience.
Under the accreditation process set forth by JCAHO, it is required that healthcare facilities have a constant state of survey readiness. As a result, Joint Commission Resources and Trinity Healthforce Learning combined expertise to deliver the Joint Commission Satellite Network, which is broadcasted to over 500 hundred of healthcare facilities. With the product line extension of JCSN in an online format, subscribers now have access to live interactive and archived web casts anytime and anywhere.
As of July 30th, Trinity Healthforce Learning has 11 new JCSN Online customers with over 1,150 hospital users.
Trinity Healthforce Learning Launches New 2005 Geriatric Nursing Special Series Entitled, “A New Look at the Old”
The American Journal of Nursing (AJN), Atlantic Philanthropies, The Gerontological Society of America and Trinity Healthforce Learning have teamed up to offer a three year Geriatric Nursing Special Series entitled, “A New Look at the Old”. The series is designed to move cutting-edge information about care of older adults to nurses at the bedside across all clinical settings. The initial grant was to develop a series of articles in the AJN. An additional grant was applied for and approved to essentially bring the journal series to life in the form of a Trinity Healthforce Learning broadcast and online series. These programs will subsequently be developed into enduring materials for distribution to institutions, schools of nursing and individual nurses in a variety of formats such as: satellite, online, CD-ROM, or DVD.
The grant brings together four entities, The Gerontological Society of America, The American Journal of Nursing, The Hartford Institute for Geriatric Nursing and Trinity Healthforce Learning. The primary objective of the project is to improve the care and well-being of older adults.
What this means to Trinity Healthforce Learning:
•	We have access to research based, cutting edge content to develop into a broadcast every other month for three years from the American Journal of Nursing. These broadcasts will run strictly to our subscribing base.

•	The grant provides for a nurse liaison from the AJN who will be responsible for coordinating the availability of the subject matter experts, authors, content and taping sites for each broadcast.

•	We get exposure and marketing through the aforementioned associations to their vast audiences with the additional potential for sale of enduring materials.

•	We have the opportunity to work with these associations to gain further unrestricted educational grants to permit us to produce a more elaborate live broadcast and deliver it out to a larger audience.
For more info about the organizations in this partnership, please see the following websites:
The Gerontological Society of America — http://www.geron.org/
Hartford Institute for Geriatric Nursing — http://www.hartfordign.org/
The American Journal of Nursing (AJN) — http://www.ajnonline.com

Trinity Healthforce Learning Expands Online Library Offerings
New Technology Broadens Online Portfolio Giving Healthcare Employees Access to On-Demand Education and Training.
Trinity Healthforce Learning, a division of Trinity Workplace Learning, announced the expansion of its online library content to offer healthcare employees more comprehensive learning solutions on-demand. The expanded online curriculum now offers current Healthcare customers, as well as new clients, a more complete offering with over 240 courses.
The new course offerings complement the already extensive Health & Sciences Television Network (HSTN) satellite training and PRIMEnet interactive e-learning solutions available. The technology makes both training methods more robust through an expanded and varied list of titles available 24 hours a day, seven days a week. The state-of-the-art technology gives healthcare professionals ease of access to training through a comprehensive (or all inclusive) Learning Management System that is simple to manage and bridges across multiple locations.
“We make it our priority to constantly improve upon existing operations and stay abreast of the cutting-edge technology to make it available to our customers,” said Shawn Whalen Shinn, vice president and general manager of the Healthcare Group. “We believe our expanded online learning library significantly enhances the education and training offerings. This application upgrade allows us to offer the most complete desktop training to-date, a much more convenient, comprehensive method to receive the training you need when you need it.”
Trinity Healthforce Learning’s expanded online offerings enable healthcare employees to choose between accredited and non-accredited courses, including annual basic competencies, and to train staff at one or several locations. The Thought Leader developed, reviewed and approved courses can be completed at the learners’ own pace from any desktop. The new course categories include Customer Satisfaction, Safety/Regulatory/Quality, Homeland Security, Clinical, Professional Development, Behavioral/Psychiatry, Infection Control Wellness/Attitude, Gerontological, Patient Education and more.

Shawn Shinn, Vice President & General Manager of Trinity Healthforce Learning, and Mark Vevera, Vice President of Product Management of Trinity Workplace Learning, spoke at both the National Nursing Staff Development Organization (NNSDO) and the Florida Society for Healthcare Education and Training (FSHET) conferences July 20-22nd. The seminar covered the state and impact of e-learning in healthcare. The two seminars were attended by over 47 hospitals around the country.
Seminar Overview:
Budget constraints, growing regulations, and employee shortages are forcing healthcare organizations to evaluate how they educate and develop their employees like never before. Many organizations have spent years discovering what tools, content and online solutions fit the needs of their facility and workforce. We will present current industry trends and two specific case studies, which illustrate the positive impact e-learning has had on workforce development in healthcare.
HOMELAND SECURITY UPDATE
Solutions for Homeland Security & First Responders
On July 13, 2005, Secretary of U.S. Department of Homeland Security (DHS), Michael Chertoff, announced a six point program agenda for DHS. The agenda is structured to ensure the Department is aligned in the best way possible to address threats that face our nation. Two of the priorities of this agenda that will guide policy and action going forward are to:
•	Increase overall preparedness, particularly for catastrophic events;

•	Enhance information sharing with partners

Secretary Chertoff added that beyond improving information exchange and supporting state and regional data centers, “investing in the Department’s most important asset – its people – with top-notch professional career training and development efforts,” is a high priority of these new policy initiatives.
Trinity Workplace Learning’s Homeland One, First Responder Network is an unrivaled training and communications network for first responders. Trinity Workplace Learning has been the leader in first responder readiness or more than 18 years and currently serves over two million first responders in departments such as fire/EMS, law enforcement, healthcare, and security. Homeland One’s multi-platform communication system reaches across the nation with real-time encrypted information and already exists with seamless interoperability for federal and state responder departments.
The United States government and its emergency departments face ever-changing challenges that demand constant access to new information for innovative training and response methods. Trinity Workplace Learning stays dedicated to providing this training by providing instant access to government leadership at virtually every level. Coupled with the Homeland One technology and delivery network, Trinity Workplace Learning has developed a fully integrated curriculum that assists first responders through every phase of training. This curriculum was developed using the guidelines from the Office for Domestic Preparedness (ODP), California’s Standardized Emergency Management System (SEMS) and the National Interagency Incident Management System (NIIMS). Each course exists in a version tailored to fire, Emergency Medical Services (EMS) and law enforcement personnel. This combination of services is a commitment to serving the nation with the highest level of preparedness, protection and prevention.
Please also see: www.homelandone.com
FROM THE CEO’S DESK....
In the four months since we completed our acquisition of the assets of Trinity Workplace Learning from Primedia, Inc. we have focused our management resources on integration and optimization of these assets, balancing our intentions for both operating profitability and growth. Rich Marino, Trinity Learning’s Chief Operating Officer, and Pat Quinn, Chief Financial Officer, have worked with senior managers of Trinity Workplace Learning on the following initiatives:
Operating Efficiency — we have completed a restructuring of divisions within Trinity Workplace Learning, including the creation of a business unit dedicated to providing design and production services to third party clients (Triptych Creative), seeking to generate additional revenue and maximize our state-of-the-art digital studios. This restructuring has also included staff reductions in some areas, and internal promotion of other associates to new management and supervisory roles. We believe these staffing changes will strengthen our company in the long-run and will help us to achieve operating profitability. Another aspect of operating efficiency we have been exploring and taking initial action is the conversion and integration of some of our operating software to better serve customers and improve utilization of our resources.
Enhanced Sales Efforts — We have initiated both internal and external sales training, focused on migrating all of our current customers to longer-term, higher volume contracts. We are shifting our sales model from “one product — one time — to one customer” to a networked enterprise sales effort and strategy — taking better advantage of our content library to cross-sell among and between our industry verticals in healthcare, industrial and government.
New Partnerships and Alliances — We are identifying areas where we can grow our brands and exposure through new partnerships and strategic alliances. We are also identifying areas where we can work in partnership with our larger customers to develop deeper relationships — ideally enabling us to become their in house/outsource training division. These efforts include partnership initiatives in the U.S. and in selected international markets.
Identification of New Industry Verticals — Our goal is to expand the industry verticals served by Trinity Workplace Learning through internal development, acquisitions, and strategic alliances. Given the success of our Health Services group in training, certification and their track record in producing commercially based products, we are looking to other segments of the health care industry where we can generate new revenue streams. We are in the process of identifying potential partners in multiple segments of the healthcare market.

In addition to these efforts, we have also been focused on securing additional financial resources to implement our overall strategy, including the recently announced facility with Instream Partners. We continue to identify additional merger and acquisition candidates, as well as strategic alliance partners.
It has been a busy summer for all of us at Trinity Learning. We remain very confident in our approach to the global learning market, and in our ability to create value for our shareholders, customers, partners, and employees.
-Doug Cole
Chief Executive Officer
August 16, 2005
Investor Relations
For Trinity Learning Corporation investor relations, please contact:
Ms. Dilek Mir
Managing Director
MCC Financial Services
Tel: (310) 453-4667 x 235
Or email: investors@trinitylearning.com
ABOUT TRINITY LEARNING
Trinity Learning Corporation, a publicly held corporation (OTC: TTYL), is a global learning company specializing in technology-enabled training, education, and certification services for major customers in multiple global industries. Trinity Learning is achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world. For more information, visit www.trinitylearning.com.
FORWARD LOOKING STATEMENTS – DISCLAIMER — RISKS
This newsletter contains forward-looking statements, including statements about the expected growth and development of Trinity Learning’s business, and the company’s future financial and operating results. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.
Online Newsletter Privacy Statement
Trinity Learning Corporation will not sell, rent, or share any of your information.
To unsubscribe, simply send an email to info@trinitylearning.com with “unsubscribe” as the subject heading. We will honor any unsubscribe requests.
Send mail to: info@trinitylearning.com , or 3685 Mt. Diablo Blvd., Suite 161, Lafayette, CA 94549
Trinity Learning Notes is the online newsletter of Trinity Learning Corporation.
Executive Editor: Edward Patrick Mooney, President and Chief Learning Officer.
Managing Editor and Design: Galen Davis
Edition: 2005/4.0
© 2005 Trinity Learning Corporation